UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2004

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
10885 - N.E. 4th Street
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street
Bellevue, Washington 98004-5591
(425) 454-6363

ITEM 12. Results of Operations and Financial Condition

On April 27, 2004, the Company issued the following press release.

Puget Energy reports first-quarter 2004 earnings
Winter temperatures support improved results

Puget Energy 1st Q 2004 highlights

•	Income for common stock of $66.4 million or 67 cents per diluted share
•	Reaffirm full-year 2004 guidance of $1.50 to $1.60 per share

	First Quarter ended March 31,
(in millions except per share data)	2004		2003		Change
Revenues	$743.5		$640.6		16%
Operating Income	109.7		91.4		20%
Net Income for common stock	66.4		42.7		55%
Earnings per share (diluted)	$0.6	7	$0.4	5	49%

        Bellevue, Wash. (April 27, 2004) —Puget Energy’s (NYSE: PSD) 2004 first-quarter income for common stock of $66.4 million, or 67 cents per diluted share, compared with $42.7 million, or 45 cents per diluted share, in the first quarter of 2003. These results were largely driven by near-normal winter temperatures that increased sales of natural gas and electricity for Puget Sound Energy (PSE), the company’s utility subsidiary. Earnings for the same period in 2003 were lower primarily due to reduced energy sales caused by winter temperatures that were warmer than normal and higher power costs incurred through the utility’s power cost adjustment mechanism.
        “We are pleased with our improved first-quarter performance, and our earnings are on target for the year,” said Stephen P. Reynolds, Puget Energy President and CEO. “Our efforts to rebuild the company’s financial strength continue on schedule,” he added.
        Reynolds noted that Puget Sound Energy’s customer base continues to grow above the national average. “We are fortunate to serve a vibrant, growing region,” said Reynolds. “We are working with our regulators and others to obtain the financial capability needed to extend the pipes and wires to customers and secure least-cost energy resources to serve them. I remain fully committed to meeting our goals for sustained, long-term growth,” added Reynolds.

        Included in Puget Sound Energy’s strategy to secure additional power generation is the purchase of a 49.85 percent share (137 megawatts) of the Federickson Power LP plant near Tacoma, Washington. The company this week obtained final regulatory approval to proceed with the purchase.

Quarterly Highlights

First-quarter 2004 highlights for Puget Sound Energy

•	First-quarter 2004 earnings of $66.9 million, or 67 cents per share, compared with $46.2 million, or 49 cents per share, for the same period in 2003.

•	PSE’s energy margins for the first quarter of 2004 increased by $26.9 million, primarily due to a 7 percent increase in gas therm sales and a 5 percent increase in electric kilowatt-hour sales to PSE’s customers compared with the first quarter of 2003. Electric sales and revenues totaled 6.4 million megawatt-hours and $392.5 million, respectively. Gas sales and revenues totaled 374.5 million therms and $275.7 million, respectively. PSE’s first quarter 2003 energy sales and margins were adversely impacted by warmer than normal temperatures which reduced PSE’s first quarter 2003 financial results by approximately 10 cents per share. Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE’s service territory. Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE’s service territory.

•	The number of heating degree-days in the first quarter of 2004 was 96 percent of normal (4 percent warmer) compared with 91 percent of normal (9 percent warmer) in the first quarter of 2003.

	Heating Degree Days		% Change	Heating Degree Days		% Change
Month Ending	2004	Normal*	2004 vs. Normal	2004	2003	2004 vs. 2003
January	757	747	1% Colder	757	590	28% Colder
February	589	634	7% Warmer	589	648	9% Warmer
March	530	582	9% Warmer	530	556	5% Warmer
First Quarter	1,876	1,963	4% Warmer	1,876	1,794	5% Colder

*Heating degree days in 2004 are adjusted for leap year by adding the heating degree day for February 28th. In the first quarter of 2003 there were 1,942 heating degree days.

•	During the first three months of 2004, the average number of natural gas customers in PSE’s service territory grew by 3.5 percent to approximately 650,700, and electric customers increased by 2.1 percent to approximately 983,600 customers over the same period in 2003.

•	In the first quarter of 2004, PSE recovered the majority of net variable electric power supply costs through the Power Cost Adjustment Mechanism (PCA) compared to an under-recovery of approximately $11.6 million, or 8 cents per share, in the first quarter of 2003. Net power costs of $13.9 million are being deferred for later recovery in PSE's electric rates for the first quarter of 2004 under the PCA. The PCA allows the Company to recover variable power costs on a shared basis with its customers if PSE’s costs vary from a baseline level established in electric rates. Under the PCA, PSE's cumulative maximum pre-tax earnings exposure due to power-supply cost variations over the four-year period ending June 30, 2006 is limited to $40 million plus 1 percent of the excess. At year-end 2003, the cumulative $40 million power cap was reached. In 2004, PSE’s earnings should therefore be minimally impacted by increases in variable power-supply costs, whether stemming from adverse hydrological conditions, changes in market prices, higher fuel costs, forced outages or other causes. Current estimates of hydrological conditions suggest that PSE’s share of excess power costs will remain at the $40 million cumulative cap level at year-end 2004.

•	Utility operations and maintenance expenses for the first quarter of 2004 totaled$73.9 million, an increase of approximately $3.8 million, compared to the same period a year ago. First quarter 2004 operations and maintenance expenses include approximately $6.2 million,or 4 cents per share, of electric storm damage restoration costs. In 2003, PSE incurred approximately $1.8 million, or 1 cent per share, in electric-service restoration costs related to storm damage.

•	PSE’s income-tax expense increased by $4.7 million, or 13.6 percent, to $39.2 million in the first quarter of 2004 compared to $34.5 million for the first quarter of 2003. The increase was primarily due to higher income realized in the first quarter of 2004 compared to the first quarter in 2003.

•	As a result of initiatives in 2003 to reduce debt and refinance higher cost securities, PSE’s financial results benefited from a combined decrease in interest expense and preferred dividends of $4.4 million after-tax, in the first quarter of 2004 as compared with the same period in 2003. During the fourth quarter 2003, Puget Energy sold approximately $100 million of common stock. The sale was non-dilutive to 2003 and 2004 expected earnings per share because the proceeds were invested in PSE and were used to redeem approximately $94 million of high-cost preferred stock.

•	PSE’s common equity ratio was 40.9 percent at March 31, 2004 compared to 37.0 percent at March 31, 2003.

First-quarter 2004 highlights for InfrastruX Group (InfrastruX)

•	InfrastruX, the unregulated utility construction services subsidiary of Puget Energy, reported a loss of $0.4 million (less than 1 cent per share), as compared with a loss of $3.4 million (4 cents per share) for the first of quarter 2003, net of minority interests. In 2003, InfrastruX’s first quarter financial results were adversely impacted by severe winter weather in the Northeast and Midwest and extremely wet winter conditions in the South, resulting in a significant slowdown in utility construction work in the areas where InfrastruX primarily conducts business. The construction services business is seasonal, with highest revenues in the second and third quarters of the year when weather conditions are more supportive.

First Quarter 2004 vs. First Quarter 2003 Reconciliation

Cents Per Share
Puget Energy Q1 2003 Reported Earnings (fully diluted)	$ 0.45
Change in margin related to customer usage	0.10
Change in margin related to PCA mechanism	0.08
Change in InfrastruX results	0.04
Increase in Operations and Maintenance Expense	-0.03
All other variances, net	0.03

Puget Energy Q1 2004 Reported Earnings (fully diluted)	$ 0.67

PSE Regulatory Initiatives

•	In April 2004, the Washington Utilities and Transportation Commission (WUTC) and the Federal Energy Regulatory Commission (FERC) both approved PSE’s request to purchase a 49.85 percent interest or approximately 137 megawatts in the Frederickson 1 generating facility located in Tacoma, Washington for $80 million. PSE expects to finalize the acquisition by the end of April 2004.

•	The WUTC is expected to issue a separate order by the end of April 2004 to resolve the remaining issues in PSE’s power cost only rate case including certain potential future fuel cost disallowances relating to the Tenaska and Encogen generating facilities proposed by the WUTC staff. PSE believes that the fuel cost disallowances relating to Tenaska and Encogen proposed by the WUTC staff are legally and factually deficient and PSE filed its rebuttal case on February 13, 2004. These costs are currently recovered in rates and PSE believes it is probable that recovery will occur in the future. If, however, the Commission were to adopt the WUTC Staff’s recommendations, the proposed fuel cost disallowances would adversely affect the Company’s future financial performance.

•	On April 5, 2004, PSE filed an electric and natural-gas rate-increase proposal with the WUTC designed to financially strengthen the utility as well as to enhance customer service and stabilize energy costs.

2004 Outlook

•	Puget Energy anticipates its 2004 financial results to be within the range of $1.50 to $1.60 per share, which is unchanged from earnings guidance given when the company released its calendar year 2003 financial results in its news release on February 10, 2004.

•	In a normal water year, Puget Sound Energy obtains approximately 38 percent of its energy supply from low cost hydroelectric facilities, primarily from dams below Grand Coulee on the Columbia River. The Northwest Rivers Forecast Center on April 19, 2004 predicted that stream-flows in that basin would be only 84 percent of normal. If the forecasted stream-flow reductions occur, the Company will need to replace low cost hydropower with more expensive thermally generated and purchased power. Under the PCA mechanism, PSE’s 2004 earnings should be minimally impacted by these power costs if incurred.

•	PSE is continuing to implement its multi-stage plan to acquire approximately 400 megawatts (MWs) of electric energy in the near-term to meet its core customers needs. PSE has issued requests for proposals (RFP) for up to 355 average megawatts (aMW) from any power supply resource, including 50 aMW of wind power and additional electricity savings through 20 megawatts of conservation on an incremental basis each year through 2013.

FIRST-QUARTER 2004 EARNINGS ANALYST TELECONFERENCE

        A conference call for analysts to discuss with management the first-quarter results and the outlook for future performance is scheduled at 10 a.m. EDT (7 a.m. PDT) Wednesday, April 28, 2004. The conference call will be broadcast live through a Web cast at www.pse.com by accessing the Investors section of the Web site. The Web cast will be archived and available for replay following the live conference call. A recorded replay of the conference call also will be available two hours after completion on April 28 through midnight (EDT) Wednesday, May 12, 2004. To access the recording, dial 1-888-286-8010, and enter the conference I.D. number 26471713.
        Puget Energy is an energy services holding company that conducts all of its operations through its subsidiaries, PSE and InfrastruX Group. PSE is a regulated utility company that generates, purchases and sells electricity; and purchases, transports and sells natural gas. The service territory of PSE covers approximately 6,000 square miles, principally in the Puget Sound region of Washington state. InfrastruX specializes in contracting services to other gas and electric utilities primarily in the Midwest, Texas, and the south-central and eastern United States regions.

_________________

Certain statements contained in this news release are “forward-looking statements” within the meaning of the federal securities laws. Although Puget Energy and Puget Sound Energy believe that the expectations reflected in such statements are reasonable, there can be no assurance that the expected results will be achieved. For additional information concerning certain assumptions, risks, and uncertainties involved in the forward-looking statements contained herein, please refer to Puget Energy’s reports on file with the SEC.

PUGET ENERGY — SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)

	Unaudited Three months ended 3/31[1]

	2004	2003

Operating revenues
Electric[2]	$392,495	$381,673
Gas	275,692	187,788
Non-utility construction services	74,756	70,677
Other	527	499

Total operating revenues	743,470	640,637

Operating expenses
Purchased electricity[2]	196,367	205,112
Residential exchange	(54,423)	(52,679)
Purchased gas	162,407	86,954
Electric generation fuel	13,988	15,074
Unrealized (gain) loss on derivative instruments	(87)	(477)
Utility operations & maintenance	73,855	70,055
Other operations & maintenance	67,002	70,521
Depreciation & amortization	60,288	57,944
Conservation amortization	8,190	7,722
Taxes other than income taxes	67,492	57,660
Income taxes	38,711	31,366

Total operating expenses	633,790	549,252

Operating income	109,680	91,385
Other income (net of tax)	64	704

Income before interest charges & minority interest	109,744	92,089
Interest charges
AFUDC	(1,078)	(616)
Interest expense	44,477	48,281
Mandatorily redeemable securities interest expense[3]	23	--

Total interest charges	43,422	47,665

Minority interest	(43)	(332)

Net income before cumulative effect of
accounting change	66,365	44,756
FAS-143 transition adjustment loss (net of tax)	--	169

Net Income	66,365	44,587
Less preferred stock dividend accruals[3]	--	1,867

Income for common stock	$66,365	$42,720

Common shares outstanding	99,169	93,740
Diluted shares outstanding	99,637	94,172

Basic earnings per common share before
cumulative effect of accounting change	$0.67	$0.46
Cumulative effect of accounting change	--	--

Basic earnings per common share	$0.67	$0.46

Diluted earnings per common share before
cumulative effect of accounting change	$0.67	$0.45
Cumulative effect of accounting change	--	--

Diluted earnings per common share[4]	$0.67	$0.45

[1]	Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
[2]	Effective January 1, 2004, non-trading derivative instruments meeting Emerging Issues Task Force Issue No. 03-11 must be shown net in the income statement. Previous year amounts have been reclassified to conform to the current presentation.
[3]	Effective July 1, 2003, SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” requires companies with equity that has characteristics of debt to classify their dividends as interest expense instead of as preferred stock dividends.
[4]	Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY — UTILITY OPERATING DATA

	Three months ended 3/31

	2004	2003

Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$204,398	$190,671
Commercial	153,607	147,548
Industrial	22,374	23,135
Other retail sales, including change in unbilled	(12,881)	(13,618)

Subtotal, retail sales	367,498	347,736
Transportation, including change in unbilled	2,253	3,174
Sales to other utilities & marketers[1]	11,487	21,895
Other[2]	11,257	8,868

Total electricity sales	392,495	381,673
Gas
Residential	180,761	124,492
Commercial	77,463	49,631
Industrial	11,126	7,223

Subtotal, retail sales	269,350	181,346
Transportation	3,432	3,511
Other	2,910	2,931

Total gas sales	275,692	187,788

Total energy sales revenues	$668,187	$569,461

Energy sales volumes (Unaudited)
Electricity (in mWh)
Residential	3,289,191	3,101,106
Commercial	2,196,287	2,113,957
Industrial	327,028	344,520
Other, including change in unbilled	(210,510)	(219,923)

Subtotal, retail sales	5,601,996	5,339,660
Transportation, including change in unbilled	483,702	491,578
Sales to other utilities & marketers	269,610	487,634

Total mWh	6,355,308	6,318,872
Gas (in 000's of therms)
Residential	203,749	187,568
Commercial	99,740	91,696
Industrial	14,849	13,863
Transportation	56,182	57,281

Total gas volumes	374,520	350,408

Margins[3] ($ in thousands; unaudited)
Electric	$194,135	$172,772
Gas	87,124	81,629

Customers served[4] (Unaudited)
Electricity
Residential	866,872	850,389
Commercial	110,594	107,309
Industrial	3,976	3,937
Other	2,150	2,027
Transportation	16	16

Total electricity customers	983,608	963,678
Gas
Residential	599,222	578,636
Commercial	48,582	47,088
Industrial	2,738	2,728
Transportation	129	137

Total gas customers	650,671	628,589

Weather (Unaudited)
Actual heating degree days	1,876	1,794
Normal heating degree days[5]	1,963	1,942

[1]	Effective January 1, 2004, non-trading derivative instruments meeting Emerging Issues Task Force Issue No. 03-11 must be shown net in the income statement. Previous year amounts have been reclassified to conform to the current presentation.
[2]	Includes Conservation Trust collection and sales of non-core gas supplies. As of the third quarter 2003 the Conservation Trust payments to bondholders are no longer shown as a reduction in revenue but as an expense due to the consolidation of the Conservation Trust onto PSE’s books beginning July 1, 2003. There is no impact on net income.
[3]	Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE’s service territory. Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE’s service territory.
[4]	Quarterly data represents average served during March.
[5]	Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000. Heating degree days measure how far the daily average temperature falls below 65 degrees. Heating degree days in 2004 are adjusted for leap year by adding the heating degree day for February 28th.

PUGET SOUND ENERGY — SEGMENT RESULTS
(In thousands)

Three months ended 3/31/04 (Unaudited)	Regulated Utility Operations	Infrastru	X	Other[1]	Puget Energy Total

Revenues	$668,187	$74,756		$527	$743,470
Depreciation and amortization	55,807	4,418		63	60,288
Income taxes	39,220	(386)		(123)	38,711
Operating income	108,801	937		(58)	109,680
Interest charges	42,015	1,356		51	43,422
Net income	66,854	(380)		(109)	66,365

Goodwill, net at 3/31/04	$--	$133,069		$--	$133,069
Total assets at 3/31/04	5,308,778	338,711		72,502	5,719,991

Three months ended 3/31/03 (Unaudited)

Revenues	$569,461	$70,677		$499	$640,637
Depreciation and amortization	54,532	3,359		53	57,944
Income taxes	34,497	(3,096)		(35)	31,366
Operating income	93,815	(2,479)		49	91,385
Interest charges	46,356	1,309		--	47,665
Net income	47,981	(3,443)		49	44,587

Goodwill, net at 12/31/03	$--	$133,302		$--	$133,302
Total assets at 12/31/03	5,257,157	342,332		75,196	5,674,685

PUGET SOUND ENERGY — CAPITALIZATION

(In thousands)	(Unaudited) At March 31, 2004		At December 31, 2003

	Amount	%	Amount	%

Short-term debt[2]	$--	0.0%	$--	0.0%
Junior subordinated debentures of the corporation
payable to a subsidiary trust holding mandatorily
redeemable preferred securities	280,250	7.1%	280,250	7.2%
Mandatorily redeemable preferred stock and
long-term debt, including current maturities	2,034,753	52.0%	2,054,894	52.8%
Preferred stock	--	0.0%	--	0.0%
Common equity	1,601,023	40.9%	1,555,469	40.0%

Total capitalization including short-term debt	$3,916,026	100.0%	$3,890,613	100.0%

[1]	Includes the non-regulated subsidiaries of Puget Sound Energy and miscellaneous holding company expenses. The principal non-regulated subsidiary of PSE is a real estate development company.
[2]	At March 31, 2004 and December 31, 2003, Rainier Receivables, a wholly owned subsidiary of PSE, had sold $37 million and $111 million, respectively, in accounts receivable under the accounts receivable securization program.

SIGNATURES

        Pursuant to the requirements of the Securities exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PUGET ENERGY, INC. PUGET SOUND ENERGY, INC.
/s/ Donald E. Gaines
Donald E. Gaines Vice President Finance and Treasurer

Date: April 27, 2004	Officer duly authorized to sign this report on behalf of each registrant